CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (the “Registration Statement”) of the T. Rowe Multi-Sector Account Portfolios, Inc., of our report dated February 14, 2012, relating to the financial statements of T. Rowe Price Emerging Markets Bond Multi-Sector Account Portfolio, T. Rowe Price Investment-Grade Corporate Multi-Sector Account Portfolio, T. Rowe Price Floating Rate Multi-Sector Account Portfolio, T. Rowe Price Emerging Markets Local Multi-Sector Account Portfolio, T. Rowe Price High Yield Multi-Sector Account Portfolio, and T. Rowe Price Mortgage-Backed Securities Multi-Sector Account Portfolio, six series of the T. Rowe Multi-Sector Account Portfolios, Inc. (the “Portfolios”), which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 16, 2012